UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 23, 2011 (November 21, 2011)

Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 21, 2011, Golden Gate III Vermont Captive Insurance Company (“GG III”), a wholly-owned subsidiary of Protective Life Insurance Company (the “Company”), entered into an Amended and Restated Reimbursement Agreement (the “Amended and Restated Reimbursement Agreement”) with UBS AG, Stamford Branch, as issuing lender (“UBS”), which amended and restated the Reimbursement Agreement, dated as of April 23, 2010, between GG III and UBS (the “Original Reimbursement Agreement”).  Under the Amended and Restated Reimbursement Agreement, a new letter of credit (the “LOC”) was issued by UBS in replacement of the existing letter of credit issued under the Original Reimbursement Agreement.  The term of the LOC was extended from eight years to twelve years, subject to certain conditions being satisfied including certain capital contributions being made to GG III by one of its affiliates.  The maximum stated amount of the LOC of $610 million in 2013, if certain conditions are met, remains unchanged from the letter of credit replaced by the LOC.  The LOC is held in trust for the benefit of the Company’s wholly-owned subsidiary, West Coast Life Insurance Company (“WCL”), and supports certain obligations of GG III to WCL for a portion of the reserves relating to certain level premium term life insurance policies reinsured by GG III.  The estimated average annual expense of the LOC issued by UBS pursuant to the Amended and Restated Reimbursement Agreement under generally accepted accounting principles is approximately $9 million, after-tax.

As previously disclosed in the Company’s Current Report on Form 8-K dated December 14, 2010, on December 10, 2010, Golden Gate IV Vermont Captive Insurance Company (“GG IV”), a wholly-owned subsidiary of the Company, entered into a separate reimbursement agreement with UBS, pursuant to which UBS issued a letter of credit to support certain reinsurance obligations of GG IV to WCL.

The above description of the Amended and Restated Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Reimbursement Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller
and Chief Accounting Officer

Dated:          November 23, 2011